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RENAISSANCERE HOLDINGS LTD.

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RENAISSANCERE HOLDINGS LTD.

Renaissance House
8-20 East Broadway
Pembroke HM 19 Bermuda

Jean D. Hamilton Nominated to RenaissanceRe Board of Directors

Pembroke, Bermuda, May 2, 2005 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) announced today that its Board of Directors has nominated Jean D. Hamilton, 58, for election to the Board at the Company's Annual Meeting of Shareholders on June 9. If elected, Ms. Hamilton will bring the total number of Directors to 10 and its number of independent Directors to eight.

Ms. Hamilton was Executive Vice President of Prudential Financial, Inc., serving as Chief Executive Officer of Prudential Institutional from November 1998 to November 2002. From 1988 through 1998, she held various other positions with Prudential Financial, Inc., including President of the Prudential Diversified Group and President of the Prudential Capital Group. Currently, she is a private investor as well as a consultant, and serves as a Trustee of First Eagle Funds and First Eagle Variable Funds.

"Ms. Hamilton is an individual with great financial and investment expertise, and her talent and insight will be of great value on our Board," said James N. Stanard, Chairman, President and Chief Executive Officer of RenaissanceRe Holdings Ltd. "We look forward to her contributions."

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. Our business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other investments managed by our subsidiary RenaissanceRe Ventures, and (2) Individual Risk business, which includes primary insurance and quota share reinsurance.

Cautionary Statement under "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this news release contain information about the Company's future business prospects. These statements may be considered "forward-looking." These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.'s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004.

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INVESTOR CONTACT:
Todd R. Fonner
Vice President and Treasurer
RenaissanceRe Holdings Ltd.
(441) 295-4513

MEDIA CONTACT:
David Lilly or Dawn Dover
Kekst and Company
(212) 521-4800